Exhibit 10.1

AMENDMENT NO. 2 TO MERGER AGREEMENT

This AMENDMENT NO. 2 TO MERGER AGREEMENT, dated as of November 29, 2021 (this “Amendment”), is made and entered into by and among (i) GigCapital4, Inc., a Delaware corporation (“Acquiror”), (ii) GigCapital4 Merger Sub Corporation, a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), (iii) BigBear.ai Holdings, LLC, a Delaware limited liability company (formerly known as Lake Intermediate, LLC) (the “Company”), and (iv) BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Holdings”, and together with Acquiror, Merger Sub and the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meanings specified in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, on June 4, 2021, the Parties entered into an Agreement and Plan of Merger, as amended by the Amendment to Merger Agreement, dated August 6, 2021 (as amended, the “Merger Agreement”), pursuant to which, among other matters, at the Closing, (i) Merger Sub will merge with and into the Company (the “First Merger”) (with the Company surviving such merger (the “Initial Surviving Company”) as a wholly-owned subsidiary of Acquiror), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into Acquiror (the “Second Merger”), with Acquiror being the surviving company of the Second Merger, in each case upon the terms and subject to the conditions set forth therein;

WHEREAS, in accordance with Section 13.10 of the Merger Agreement, the Parties desire to further amend the Merger Agreement as provided in this Amendment; and

WHEREAS, the respective boards of directors and board of managers, as applicable, of each of the Parties have approved this Amendment and determined that it is fair to, advisable for and in the best interests of such Parties and their respective stockholders or members, as applicable, to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AMENDMENT:

SECTION 1. Amendment to definition of “Company Equity Value.” The defined term “Company Equity Value” set forth in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows, in order to reflect a reduction in the stated amount:

“Company Equity Value” means $1,125,000,000.

SECTION 2. Amendment to definition of “Note Subscription Agreement.” The tenth Recital of the Merger Agreement is hereby amended and restated in its entirety to read as follows, in order to reflect an amendment to the definition of “Note Subscription Agreement”:

WHEREAS, on or prior to the date hereof, Acquiror has obtained commitments from certain investors for the purchase from Acquiror of convertible senior notes (the “Notes”), pursuant to the terms of one or more convertible note subscription agreements, as amended by that certain Amendment to Note Subscription Agreement, dated as of November 29, 2021 (each, as amended, a “Note Subscription Agreement”), subject to the terms of an Indenture to be entered into in connection with the Closing between Acquiror and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “Indenture”), such note financing (the “Note Financing”) to be consummated immediately prior to the consummation of the Transactions; and

SECTION 3. Amendment to add Backstop Subscription Agreement as Exhibit.

(a) After the ninth Recital of the Merger Agreement, the following Recital is added to the Merger Agreement:

WHEREAS, on November 29, 2021, the Acquiror and AE BBAI Aggregator, LP (the “AE Subscriber”) have entered into the Backstop Subscription Agreement, a copy of which is attached as Exhibit H hereto (the “Backstop Subscription Agreement”), for the purchase on the Closing Date (as such term is defined below) of up to 7,500,000 shares of Acquiror Common Stock for a purchase price of $10.00 per share.

(b) The Backstop Subscription Agreement attached as Exhibit H to this Amendment is added as Exhibit H to the Merger Agreement.

SECTION 4. Amendment to add additional definition. The following defined term is added to Section 1.01 of the Merger Agreement:

“Available Closing Company Cash” means an amount equal to (i) all amounts in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Acquiror Stockholder Redemption and excluding, for the avoidance of doubt, the total amount allocated to satisfy the Acquiror’s obligations pursuant to those certain Forward Share Purchase Agreements, by and between the Acquiror and each of (1) Glazer Capital, LLC and Meteora Capital LLC, on behalf of itself and its affiliated investment funds, (2) Highbridge Tactical Credit Master Fund, L.P. and Highbridge SPAC Opportunity Fund, L.P., and (3) Tenor Opportunity Master Fund, Ltd. (in each case, whether such amount is in escrow or otherwise), plus (ii) the amount actually funded in the Note Subscription Agreements and any amounts funded to the Acquiror under the Backstop Subscription Agreement, minus (iii) the aggregate amount of Indebtedness of the Company and its Subsidiaries required to be repaid upon the consummation of the Transaction, minus (iv) the aggregate amount of Company Transaction Expenses and Acquiror Transaction Expenses (including any deferred underwriting fees) that are required to be paid upon the consummation of the Transaction, minus (v) the Cash Merger Consideration, plus (vi) the aggregate amount of cash and cash equivalents of the Company and its Subsidiaries as of immediately prior to the consummation of the Transaction.

SECTION 5. Additional Conditions to Obligations of Acquiror Parties. Section 11.02 of the Merger Agreement is amended to add the following additional conditions to the obligations of the Acquiror Parties:

(g) Available Minimum Cash. On the Closing Date, after giving effect to the Transaction, the Company and its Subsidiaries will have Available Closing Company Cash of at least $75,000,000.

(h) Backstop Subscription Agreement. The Backstop Subscription Agreement must be in full force and effect, and the AE Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Backstop Subscription Agreement to be performed, satisfied or complied with by it concurrently with the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Acquiror to consummate the Closing.

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SECTION 6. Miscellaneous.

(a) Modification; Full Force and Effect. Except as expressly modified and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Merger Agreement are and shall continue to be in full force and effect in accordance with their respective terms.

(b) References to the Merger Agreement. After the date of this Amendment, all references to “this Agreement,” “the transactions contemplated by this Agreement,” “the Merger Agreement” and phrases of similar import, shall refer to the Merger Agreement as amended by this Amendment (it being understood that all references to “the date hereof” or “the date of this Agreement” shall continue to refer to June 4, 2021).

(c) Other Miscellaneous Terms. The provisions of Article XIII (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Merger Agreement to be executed as of the first date above written.

ACQUIROR:

GigCapital4, Inc., a Delaware corporation

By:	/s Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

MERGER SUB:

GigCapital4 Merger Sub Corporation, a Delaware corporation

By:	/s Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Merger Agreement]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Merger Agreement to be executed as of the first date above written.

THE COMPANY:

BigBear.ai Holdings, LLC,
a Delaware limited liability company

By:	/s Louis R. Brothers
Name: Louis R. Brothers
Title: Chief Executive Officer

HOLDINGS:

BBAI Ultimate Holdings, LLC,
a Delaware limited liability company

By:	/s Louis R. Brothers
Name: Louis R. Brothers
Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Merger Agreement]

EXHIBIT H

FORM OF BACKSTOP SUBSCRIPTION AGREEMENT

H-1